                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE CATO CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of March 22, 2002, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                 SHARES BENEFICIALLY OWNED (1)(2)
                                                     -----------------------------------------------------     PERCENT
                                                           CLASS A STOCK                CLASS B STOCK          OF TOTAL
                                                     ------------------------      -----------------------     VOTING
                                                      NUMBER          PERCENT       NUMBER         PERCENT      POWER
                                                     ---------        -------      ---------       -------     -------
Wayland H. Cato, Jr. (3)(4)                          1,984,872         10.1        3,380,109         52.0         42.4
Edgar T. Cato (5)                                      799,064          4.1        1,961,366         30.2         24.2
John P. Derham Cato (6)                                172,915            *          848,950         13.1         10.3
Clarice Cato Goodyear (7)                              108,141            *               --           --            *
Thomas E. Cato (8)                                      36,128            *           77,000          1.2          1.0
Howard A. Severson (9)                                  57,119            *
Michael O. Moore (10)                                   43,025            *               --           --            *
B. Allen Weinstein (11)                                 43,628            *               --           --            *
David Kempert (12)                                      29,191            *               --           --            *
C. David Birdwell (13)                                  34,189            *               --           --            *
Robert W. Bradshaw, Jr                                     500            *               --           --            *
George S. Currin                                        11,287            *               --           --            *
Grant L. Hamrick                                         3,000            *               --           --            *
James H. Shaw                                           10,500            *               --           --            *
A. F. (Pete) Sloan                                       3,200            *               --           --            *

All directors and executive officers                 3,336,959         17.0        6,267,425         96.4         78.2
as a group (16 persons) (14)


Bank of America Corporation (15)                     1,470,255          7.6               --           --          1.7
Royce & Associates, Inc. (16)                        1,419,100          7.3               --           --          1.7
FMR Corporation (17)                                 1,232,400          6.4               --           --          1.5
Dimensional Fund Advisors, Inc. (18)                 1,164,300          6.0               --           --          1.4

-----------------
* Less than 1%

(1) Includes the vested interest of executive officers in the Company's Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 22, 2002 was 82,679 shares of Class A Stock.

(2) Share amounts shown as subject to stock options in the footnotes below cover shares under options that are presently exercisable or will become exercisable within 60 days after March 22, 2002.

(3) The business address of this shareholder is 782 Soldier Creek Road, Sheridan, Wyoming 82801.


                                       2